Exhibit 99.1
For Immediate Release
Richard Dell, President and CEO of Ames True Temper,
To Retire; Duane Greenly will Assume Top Positions
     CAMP HILL, Pennsylvania, September 22 – Ames True Temper, Inc. (the “Company”), the leading North American manufacturer and distributor of non-powered landscape tools, announced today that Richard Dell will retire as President and Chief Executive Officer, effective September 27. He has held the positions since January 2002. Dell will continue as a member of the Board of Directors of the Company’s parent company.
     The Company said Dell will be succeeded by Duane Greenly, who is currently President of Ames True Temper US. Greenly joined Ames True Temper in 2002 as Chief Operating Officer and was promoted to his current position in October 2007.
     In a statement, Justin Wender, President of Castle Harlan, the controlling shareholder of the Company, said that Ames True Temper “has become a truly global enterprise over the past several years under Rich Dell’s leadership. The Company has introduced a global manufacturing strategy with expansion into China and taken our products successfully into a number of non-U.S. markets. These moves have positioned the Company for future growth.”
     Dell said he had great confidence in Duane Greenly’s management capabilities.
     “Duane has demonstrated the leadership and entrepreneurial skills and innovative thinking over the past six years that will enable Ames True Temper to retain and enhance its leading position in the market for lawn and garden tools and accessories,” Dell said.
     Prior to joining Ames True Temper, Dell had spent 27 years at Newell Rubbermaid, rising to group president of the $2.2 billion hardware and home furnishings operation.

     Greenly had spent 16 years at Newell Rubbermaid before joining Ames True Temper. He also had been President of Morgan Doors for two years and CEO of Barry Controls for three years.
     Ames True Temper is a portfolio of Castle Harlan, Inc., a leading private equity investment firm based in New York. Castle Harlan acquired Ames True Temper in 2004.
Forward-Looking Statements
     This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
*	The Company’s liquidity and capital resources;

*	Increased concentration of its customers;

*	Sales levels to existing and new customers;

*	Availability and cost of raw materials;

*	Risks relating to foreign sourcing and foreign operations;

*	General economic conditions, including downturns in housing markets;

*	Changing consumer preferences;

*	Seasonality and adverse weather conditions;

*	Competitive pressures and trends;

*	Product liability claims;

*	New product and customer initiatives;

*	Our ability to pay our debt or obtain alternative financing; and

*	The Company’s ability to successfully consummate and integrate acquisitions.
     The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
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